UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of Earliest Event Reported): February 1, 2019

FLUENT, INC. (Exact name of registrant as specified in its charter)

Delaware	001-37893	77-0688094
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

33 Whitehall Street, 15th Floor New York, New York	10004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 669-7272
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2019, Fluent, Inc. (the "Company") appointed Alex Mandel as the Company’s Chief Financial Officer. In such position, Mr. Mandel will serve as the Company's Principal Financial Officer and Principal Accounting Officer.

Prior to his appointment as Chief Financial Officer, Mr. Mandel, age 48, had been serving as an independent financial consultant to the Company since July 2018. From February 2016 to June 2018, Mr. Mandel served as the Chief Financial Officer of IAC Applications, Inc., a division of IAC/InterActiveCorp. From 2010 to 2015, Mr. Mandel was employed by LendingTree, Inc., including as its Chief Financial Officer from 2012 to 2015. He was a Managing Director at Centerview Partners LLC, an investment banking advisory firm in New York City, from 2008 to 2010. Prior to that, Mr. Mandel held various positions at investment banking firm Bear, Stearns & Co. Inc. from 1996 to 2008, including Managing Director beginning in 2003. He received his Bachelor of Arts in economics from Tufts University and his Masters of Business Administration from Columbia Business School.

The Company and Mr. Mandel entered into an employment agreement (the "Employment Agreement"), dated February 1, 2019, pursuant to which Mr. Mandel's annual base salary is $300,000. The Employment Agreement provides for a bonus of no less than 40% of annual salary based on achievement of Company and personal goals. The initial term of the Employment Agreement is through December 31, 2020, with automatic one-year renewals, unless either party provides written notice of a non-renewal in accordance with the terms of the Employment Agreement (the "Term"). Mr. Mandel will also be entitled to certain other benefits consistent with those provided to other senior executives of the Company.

If Mr. Mandel’s employment is terminated by the Company without cause (as defined in the Employment Agreement), if the Term expires after a notice of non-renewal is delivered by the Company or if Mr. Mandel terminates his employment for good reason (as defined in the Employment Agreement), Mr. Mandel will be entitled to the greater of (i) his base salary for the remainder of the Term and (ii) twelve months’ base salary.

There are no family relationships between Mr. Mandel and any director or officer of the Company, and he has no direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the appointment of Mr. Mandel, Ryan Perfit ceased to serve as the Company's Interim Chief Financial Officer, Principal Financial Officer or Principal Accounting Officer on February 1, 2019. Mr. Perfit will continue in his position as the Company’s Senior Vice President – Finance.

Item 7.01. Regulation FD

On February 5, 2019, Fluent, Inc. issued a press release announcing Mr. Mandel's appointment. The press release is furnished herewith as Exhibit 99.1.

The information set forth in this Item 7.01, including the information set forth in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated February 5, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fluent, Inc.

February 5, 2019	By:	/s/ Ryan Schulke
	Name:	Ryan Schulke
	Title:	Chief Executive Officer